UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2007

ENTERPRISE GP HOLDINGS L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-32610	13-4297064
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

1100 Louisiana, 10th Floor
Houston, Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 381-6500
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Unless the context requires otherwise, references in this Current Report on Form 8-K to “we,” “us,” “our,” or “the Company” are intended to mean the business and operations of EPE Holdings, LLC and its consolidated subsidiaries.

As described in its quarterly report on Form 10-Q for the period ended June 30, 2007, Enterprise GP Holdings L.P. (“Enterprise GP Holdings”) acquired ownership interests in TEPPCO Partners, L.P. (“TEPPCO”) and its general partner, TEPPCO GP (including associated TEPPCO incentive distribution rights (“IDRs”)) on May 7, 2007 from private company affiliates of EPCO, Inc. (“EPCO”) that are under common control with Enterprise GP Holdings. Such ownership interests were initially acquired by an affiliate of EPCO in February 2005. Since Enterprise GP Holdings and the private company affiliates of EPCO are under the common control of Dan L. Duncan, the acquisition of ownership interests in TEPPCO and TEPPCO GP was accounted for at historical costs as a reorganization of entities under common control in a manner similar to a pooling of interests. In conjunction with the acquisition of ownership interests in TEPPCO and TEPPCO GP, effective with the second quarter ended June 30, 2007, Enterprise GP Holdings also adopted new business segments to reflect, in part, such acquisitions.

As a result, in this Form 8-K, the December 31, 2006 consolidated balance sheet and notes of EPE Holdings, LLC, which are included in Enterprise GP Holdings’ Form 8-K filed on March 22, 2007, have been restated to reflect (i) the consolidated financial information of TEPPCO GP and subsidiaries, which includes TEPPCO and (ii) Enterprise GP Holdings’ new business segments. We have also revised certain other disclosures to reflect Enterprise GP Holdings’ expanded operations.

As discussed under Note 19 of the Notes to Consolidated Balance Sheet, Enterprise GP Holdings acquired non-controlling ownership interests in Energy Transfer Equity, L.P. (“Energy Transfer Equity”) and its general partner LE GP, LLC (“ETEGP”) on May 7, 2007. The acquisition of these ownership interests are not reflected in the restated balance sheet included in this Form 8-K.

As presented under Note 19 of the Notes to Consolidated Balance Sheet, material subsequent events have occurred since December 31, 2006 that directly affect Enterprise GP Holdings. This Form 8-K does not include information related to the following material subsequent events that affect Enterprise Products Partners L.P. (“Enterprise Products Partners”) and TEPPCO or any of their respective subsidiaries:

▪

In February 2007, Duncan Energy Partners L.P., a consolidated subsidiary of Enterprise Products Partners, completed its initial public offering of 14,950,000 common units (including an overallotment of 1,950,000 common units) at $21.00 per unit, which generated net proceeds of $291.3 million. Information regarding this event can be found in Enterprise GP Holdings’ Form 8-K filed on September 19, 2007, which contains the June 30, 2007 consolidated balance sheet and notes of EPE Holdings, LLC and its consolidated subsidiaries.

▪

In May 2007, TEPPCO and a subsidiary of Enterprise Products Partners issued $300.0 million and $700.0 million, respectively, in principal amount of fixed/floating subordinated notes. The subordinated notes issued by TEPPCO are due June 2067. Those issued by the subsidiary of Enterprise Products Partners are due January 2068. Information regarding these debt obligations can be found in Enterprise GP Holdings Form 8-K filed on September 19, 2007, which contains the June 30, 2007 consolidated balance sheet and notes of EPE Holdings, LLC and its consolidated subsidiaries.

▪

In May 2007, EPCO formed EPE Unit III, L.P. as an incentive arrangement for a group of key employees of EPCO that work on behalf of Enterprise GP Holdings. EPE Unit III, L.P. owns 4,421,326 Units of Enterprise GP Holdings contributed to it by a private company affiliate of EPCO. On the date of contribution, the fair market value of the contributed Units was $170.0 million. Information regarding this unit-based compensation arrangement can be found in

Enterprise GP Holdings Form 8-K filed on September 19, 2007, which contains the June 30, 2007 consolidated balance sheet and notes of EPE Holdings, LLC and its consolidated subsidiaries.

▪

In September 2007, a subsidiary of Enterprise Products Partners sold $800.0 million in principal amount of 6.30% fixed-rate, unsecured senior notes due September 2017. Information regarding this debt obligation can be found in a Current Report on Form 8-K filed by Enterprise Products Partners L.P. dated September 5, 2007.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

23.1	Consent of Deloitte & Touche LLP
99.1	Restated Consolidated Balance Sheet of EPE Holdings, LLC at December 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE GP HOLDINGS L.P.

By:	EPE Holdings, LLC, as general partner

Date: September 20, 2007	By: ___/s/ Michael J. Knesek________________
Michael J. Knesek
Senior Vice President, Controller
and Principal Accounting Officer
of EPE Holdings, LLC